EXECUTION VERSION

Exhibit 10.2

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of May 16, 2007, is between Nexus Asset Acquisition Co., a Delaware corporation (“Nexus”), and the persons listed on signature pages hereof (each, a “Majority Stockholder” and, collectively, the “Majority Stockholders”).

RECITALS:

A.

Each Majority Stockholder owns the number of shares of Common Stock, par value $.001 per share (the “Common Stock”), of Rockport Healthcare Group, Inc., a Delaware corporation (the “Company”), (including any shares of Common Stock into which the outstanding principal and accrued interest on the 10% Convertible Subordinated Unsecured Notes of the Company (the “Convertible Notes”) may be converted or exchanged after the date hereof) set forth opposite such Majority Stockholder’s name on Schedule A hereto (such shares of Common Stock, together with any other shares of capital stock of the Company acquired by any Majority Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”).

B.

Mr. John K. Baldwin has converted all of the convertible promissory notes of Seller that he holds, together with accrued but unpaid interest through the date hereof, into 4,584,052 shares of Common Stock.

C.

Contemporaneously with the execution and delivery of this Agreement, Nexus and the Company have entered into a Stock Purchase Agreement (as the same may from time to time be modified, supplemented, or restated, the “Purchase Agreement”) pursuant to which, Nexus will acquire (the “Acquisition”) one thousand (1,000) shares of common stock of Rockport Community Network, Inc., a Nevada corporation, no par value per share, upon the terms and subject to the conditions set forth therein.

D.

As a condition and inducement to the willingness of Nexus to execute and deliver the Purchase Agreement, the Majority Stockholders must (i) enter into this Agreement; and (ii) give their written consent, dated as of the date of the Purchase Agreement, in form and substance acceptable to Nexus, pursuant to which the Majority Stockholders have approved, among other things, the adoption of the Acquisition and the Purchase Agreement.

AGREEMENT:

NOW, THEREFORE, the parties agree as follows:

ARTICLE I
REPRESENTATIONS AND WARRANTIES
OF EACH MAJORITY STOCKHOLDER

Each Majority Stockholder, severally and not jointly, represents and warrants to Nexus as follows:

Section 1.1

Authority.  Such Majority Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly authorized, executed, and delivered by such Majority Stockholder and constitutes a valid and binding obligation of such Majority Stockholder enforceable in accordance with its terms.  If such Majority Stockholder is married and the Subject Shares of such Majority Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid, and binding with respect to such Subject Shares, this Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, such Majority Stockholder’s spouse, enforceable against such spouse in accordance with its terms.  If such Majority Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 1.2

No Conflicts; Required Filings and Consents.

(a)

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby and compliance with the terms hereof will violate, conflict with, or result in a breach, or constitute a default (with or without due notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule, or regulation applicable to such Majority Stockholder or to such Majority Stockholder’s property or assets.

(b)

The execution and delivery of this Agreement by such Majority Stockholder does not, and the performance of this Agreement by such Majority Stockholder will not, require any consent, approval, authorization, or permit of, or filing with or notification to, any “Governmental Entity” (as defined in the Purchase Agreement), except where the failure to obtain such consents, approvals, authorizations, or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by such Majority Stockholder of any of his obligations under this Agreement.

Section 1.3

The Subject Shares.  Such Majority Stockholder is the record and beneficial owner of, or is a trust that is the record holder of and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite such Majority Stockholder’s name on Schedule A hereto, free and clear of any mortgage, lien, pledge, charge, encumbrance, security interest, or other adverse claim, other than restrictions imposed by applicable securities laws.  Such Majority Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite such Majority Stockholder’s name on Schedule A hereto.  Such Majority Stockholder has the sole right to vote, or to dispose, of such Subject Shares, and none of such Subject Shares is subject to any agreement, arrangement, or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.  There are no agreements or arrangements of any kind, contingent or otherwise, obligating such Majority Stockholder to sell, transfer, assign, grant a participation interest in, option for, pledge, hypothecate, or otherwise dispose or encumber (each, a “Transfer”), or cause to be Transferred, any of the Subject Shares, and no “Person” (as defined in the Purchase Agreement) has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

Section 1.4

Reliance by Nexus.  Such Majority Stockholder understands and acknowledges that Nexus is entering into the negotiations concerning the Acquisition and the Purchase Agreement, if at all, in reliance upon such Majority Stockholder’s execution and delivery of this Agreement and the representations, warranties, and covenants contained herein.

Section 1.5

Litigation.  There is no action, proceeding, or investigation pending or threatened against such Majority Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Majority Stockholder in connection with this Agreement.

Section 1.6

Finder’s Fees.  No broker, investment bank, financial advisor, or other person is entitled to any broker’s, finder’s, financial adviser’s, or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Majority Stockholders.

Section 1.7

Non-Solicitation.  The Company has not solicited the proxy, vote, consent, or other authorization or action of such Majority Stockholder to enter into this Agreement or otherwise in connection with the approval by written consent of the Acquisition or Purchase Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF NEXUS

Nexus represents and warrants to each of the Majority Stockholders as follows:

Section 2.1

Authority.  Nexus has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly authorized, executed, and delivered by Nexus and constitutes a valid and binding obligation of Nexus enforceable in accordance with its terms.

Section 2.2

No Conflicts; Required Filings and Consents.

(a)

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby and compliance with the terms hereof will violate, conflict with, or result in a breach, or constitute a default (with or without due notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule, or regulation applicable to Nexus or to Nexus’s property or assets.

(b)

The execution and delivery of this Agreement by Nexus does not, and the performance of this Agreement by Nexus will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations, or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by Nexus of any of its obligations under this Agreement.

ARTICLE III
VOTING OF SUBJECT SHARES

Section 3.1

Agreement to Vote.  From the date hereof, and until the termination of this Agreement in accordance with Section 6.1, each Majority Stockholder, severally and not jointly, and subject to the provisions of Section 5.1, agrees as follows:

(a)

At any meeting of stockholders of the Company called to vote upon the Acquisition and the Purchase Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent, or other approval (including by written consent) with respect to the Acquisition and the Purchase Agreement is sought, each Majority Stockholder shall vote (or cause to be voted), provided that the Board of Directors of the Company has not disapproved the Purchase Agreement or recommended against the adoption of the Acquisition by the stockholders of the Company, the Subject Shares (and each class thereof) in favor of the adoption by the Company of the Acquisition and the approval of the Purchase Agreement and, subject to Section 4.4, any actions required in furtherance thereof and each of the transactions contemplated by the Purchase Agreement, including the “Contemplated Transactions” (as defined in the Purchase Agreement).

(b)

At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the stockholders of the Company is sought, each Majority Stockholder shall vote (or cause to be voted) its Subject Shares (and each class thereof) against (i) any acquisition agreement or acquisition (other than the Purchase Agreement and the Acquisition), consolidation, combination, sale or transfer of a material amount of assets, reorganization, recapitalization, dissolution, liquidation, or winding up of or by the Company, and (ii) any amendment of the Company’s certificate of incorporation or bylaws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent, or nullify the Acquisition, the Purchase Agreement, the Contemplated Transactions, or any of the other transactions contemplated by the Purchase Agreement or change in any manner the voting rights of the Subject Shares other than in connection with the transactions contemplated by the Acquisition.  Each Majority Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

Section 3.2

No Solicitation of Transactions.  Subject to the terms of Section 5.1, none of the Majority Stockholders nor any of their affiliates shall, directly or indirectly, and each Majority Stockholder will instruct his agents, advisors and other representatives (including without limitation, any investment banker, attorney, or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage, or facilitate (including by way of furnishing information) any inquiries or proposals regarding any “Acquisition Proposal” (as defined in the Purchase Agreement).  Each Majority Stockholder and each of his agents, advisors, and other representatives shall immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than Nexus) conducted heretofore with respect to any of the foregoing.  Each Majority Stockholder shall promptly advise Nexus orally and in writing of (a) any proposal for an Acquisition Proposal or any request for information with respect to any proposal for an Acquisition Proposal received by such Majority Stockholder or any of his agents, advisors, or other representatives, the material terms and conditions of such proposal for an

Acquisition Proposal or request and the identity of the person making such proposal for an Acquisition Proposal or request (and provide Nexus with copies of any written proposal for an Acquisition Proposal or amendments or supplements thereto) and (b) any changes in any such proposal for an Acquisition Proposal or request.

ARTICLE IV
ADDITIONAL AGREEMENTS

Section 4.1

No Disposition or Encumbrance of Subject Shares.  Except as provided in the next to the last sentence of this Section 4.1, each Majority Stockholder agrees not to, directly or indirectly, (a) Transfer or enter into any agreement, option, or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any Person, other than in accordance with the Purchase Agreement or (b) grant any proxies, deposit any Subject Shares into any voting trust, or enter into any voting arrangement, whether by proxy, voting agreement, or otherwise, with respect to the Subject Shares, other than pursuant to this Agreement.  Subject to the next to the last sentence of this Section 4.1, each Majority Stockholder further agrees not to commit or agree to take any of the foregoing actions.  Notwithstanding the foregoing, each Majority Stockholder shall have the right to Transfer its Subject Shares to a “Permitted Transferee” (as defined below) of such Majority Stockholder if and only if such Permitted Transferee shall have agreed in writing, in a manner reasonably acceptable in form and substance to Nexus, (i) to accept such Subject Shares subject to the terms and conditions of this Agreement and (ii) to be bound by this Agreement and to agree and acknowledge that such Person shall constitute a Majority Stockholder for all purposes of this Agreement.  “Permitted Transferee” means, with respect to any Majority Stockholder, (A) any other Majority Stockholder; (B) a spouse or lineal descendant (whether natural or adopted), sibling, parent, heir, executor, administrator, testamentary trustee, lifetime trustee, or legatee of such Majority Stockholder; (C) any trust, the trustees of which include only the Persons named in clause (A) or (B) and the beneficiaries of which include only the Persons named in clause (A) or (B); (D) any corporation, limited liability company, or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clause (A) or (B); or (E) if such Majority Stockholder is a trust, the beneficiary, or beneficiaries authorized or entitled to receive distributions from such trust.

Section 4.2

Disclosure.  Each of the Majority Stockholders hereby agrees to cooperate with and permits the Company to publish and disclose in the Information Statement of the Company to be filed on Schedule 14C with respect to the Acquisition and all documents and schedules filed with the SEC in connection therewith, such Majority Stockholder’s identity and ownership of the Subject Shares and the nature of such Majority Stockholder’s commitments, arrangements, and understandings under this Agreement.

Section 4.3

Waiver of Appraisal Rights.  Each of the Majority Stockholders hereby waives any rights of appraisal or rights to dissent from the Acquisition that it may have under Section 262 of the Delaware General Corporation Law (the “DGCL”).

Section 4.4

Reasonable Efforts.  Each Majority Stockholder shall use all reasonable efforts to take, or cause to he taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, in the most expeditious manner practicable, the Acquisition and the other transactions contemplated by the Purchase Agreement, and to carry out the intent and purposes of this Agreement; provided, however, that this Section 4.4 shall not require the Majority Stockholders to interfere with the composition or actions of the Company’s Board of Directors or to acquire additional securities nor provide financing to the Company.

Section 4.5

Stockholder Representative.  Each Majority Stockholder hereby designates and appoints (and each permitted Transferee of each such Majority Stockholder is hereby deemed to have so designated and appointed) Mr. Harry M. Neer and, in the case of his inability to act, Mr. John K. Baldwin (the “Stockholder Representative”), as its attorney-in-fact with full power of substitution for each of them, to serve as the representative of such Majority Stockholder to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by such Majority Stockholder (including the voting of the Subject Shares in accordance with Sections 3.1(a) and (b)), and hereby acknowledges that the Stockholder Representative shall be authorized to take any action so required, authorized, or contemplated by this Agreement.  Each such Majority Stockholder further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Majority Stockholder.  Each such Majority Stockholder hereby authorizes (and each such Permitted Transferee of such Majority Stockholder shall be deemed to have authorized) the other parties hereto to disregard any notices or other action taken by such Majority Stockholder pursuant to this Agreement, except for notices and actions taken by the Stockholder Representative.  Nexus is and will be entitled to rely on any action so taken or any notice given by any Stockholder Representative and is and will be entitled and authorized to give notices only to the Stockholder Representative for any notice contemplated by this Agreement to be given to any such Majority Stockholder.  A successor to the Stockholder Representative may be chosen by the holders of a majority of the shares held by the Majority Stockholders; provided that notice thereof is given by the new Stockholder Representative to Nexus.

Section 4.6

Irrevocable Proxy.  Notwithstanding the generality of Section 4.5, each Majority Stockholder hereby constitutes and appoints the Stockholder Representative with full power of substitution, as the proxy pursuant to the provisions of Section 212 of the DGCL and attorney of such Majority Stockholder, and hereby authorizes and empowers the Stockholder Representative to represent, vote and otherwise act (by voting at any meeting of the stockholders of the Company, by written consent in lieu thereof or otherwise) with respect to the Subject Shares owned or held by such Majority Stockholder regarding the matters referred to in Sections 3.1(a) and (b) until the termination of this Agreement, to the same extent and with the same effect as such Majority Stockholder might or could do under applicable law, rules, and regulations.  The proxy granted pursuant to the immediately preceding sentence is coupled with an interest and shall he irrevocable.  Each Majority Stockholder hereby revokes any and all previous proxies or powers of attorney granted with respect to any of the Subject Shares owned or held by such Majority Stockholder regarding the matters referred to in Sections 3.1(a) and (h).

ARTICLE V
STOCKHOLDER CAPACITY

Section 5.1

Stockholder Capacity.  No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer.  Each Majority Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Majority Stockholder’s Subject Shares and nothing herein shall limit or affect any actions taken by a Majority Stockholder in its capacity as a director or officer of the Company to the extent specifically permitted by the Purchase Agreement or following the termination of the Purchase Agreement.

ARTICLE VI
TERMINATION

Section 6.1

Termination.  This Agreement shall terminate upon the earlier of (a) the “Closing” (as defined in the Purchase Agreement) and (b) the termination of the Purchase Agreement in accordance with its terms, except that a termination of this Agreement shall not relieve any party from liability for any breach hereof.

ARTICLE VII
MISCELLANEOUS

Section 7.1

Additional Shares.  In the event any Majority Stockholder becomes the legal or beneficial owner of any additional shares or other securities of the Company (the “Additional Securities”), any securities into which such shares or securities may be converted or exchanged and any securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such shares or securities, then the terms of this Agreement shall apply to such securities.  Each Majority Stockholder agrees not to purchase or in any other manner acquire any Additional Securities, except for the purchase or other acquisition pursuant to Section 4.1 of Common Stock or Convertible Notes held by another Majority Stockholder as of the date hereof.

Section 7.2

Governing Law.  This Agreement, including all claims, whether in contract, equity, or tort arising hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflicts-of-laws to the extent that such principles or rules would require or permit the application of the law of another jurisdiction.

Section 7.3

Jurisdiction.  Each of the parties hereto irrevocably and unconditionally (a) agrees that any legal suit, action, or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the Courts of Delaware or the United States District Court for the District of Delaware (each, a “Delaware Court”); (b) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in any Delaware Court, and any claim that any such action or proceeding brought in any Delaware Court has been brought in an inconvenient forum; and (c) submits to the non-exclusive jurisdiction of Delaware Courts in any suit, action or proceeding.  Each of the parties agrees that a judgment in any suit, action, or proceeding brought in a Delaware Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

Section 7.4

WAIVER OF JURY TRIAL.  EACH OF THE PARTIES AGREES AND ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT.

Section 7.5

Specific Performance.  Each Majority Stockholder acknowledges and agrees that (a) the obligations and agreements of such Majority Stockholder contained in this Agreement relate to special, unique, and extraordinary matters; (b) Nexus is and will be relying on such covenants in connection with entering into (i) the negotiations over the Acquisition and (ii) the Purchase Agreement, the performance of its obligations under the Purchase Agreement; and (c) a violation of any of the terms of obligations or agreements will cause Nexus irreparable injury for which adequate remedies are not available at law.  Therefore, each Majority Stockholder agrees that Nexus shall be entitled to an injunction, restraining order, or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Majority Stockholder from committing any violation of such covenants, obligations, or agreements.  These injunctive remedies are cumulative and in addition to any other rights and remedies Nexus may have.

Section 7.6

Amendment, Waivers, etc.  Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by Nexus and the Stockholder Representative.  No waiver by any Party of any right, power, privilege, or claim under or provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

Section 7.7

Assignment; No Third-Party Beneficiaries.  This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect; provided that (a) any Permitted Transferee acquiring any Subject Shares in accordance with this Section 7.7 shall, upon the delivery of the documents contemplated by Section 7.7, become a “Majority Stockholder”, and (b) Nexus may, in its sole discretion, assign, or transfer all or any of its rights, interests and obligations under this Agreement to any Affiliate.  “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.  This Agreement shall be binding upon the respective heirs, successors, legal representatives, and permitted assigns of the parties hereto.  Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.  Without limiting the generality of the foregoing, other than as an express party to this Agreement, no creditor of any of the Parties shall have any rights under this Agreement.

Section 7.8

Expenses.  Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 7.9

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or received by telegraphic or other electronic means (including facsimile, telecopy, telex, and e-mail) with confirmation of transmission by the transmitting equipment or when delivered by overnight courier, or if mailed, five (5) days after being deposited in the United States mail, certified or registered mail, first-class postage prepaid, return receipt requested, to the parties at the addresses, email addresses, or facsimile numbers set forth on Appendix A.  Any Party from time to time may change its physical address, e-mail address, or facsimile number for the purpose of receipt of notices to that Party hereunder by giving notice specifying a new physical address, e-mail address, or facsimile number to the other Persons listed on Appendix A in accordance with the provisions of this Section 7.9, which will not constitute an amendment under Section 7.6.

Section 7.10

Remedies.  No failure or delay by any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.11

Severability.  If any term or provision of this Agreement is held to be invalid, illegal, incapable of being enforced by any rule of law, or public policy, or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible.  In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

Section 7.12

Integration.  This Agreement, including all exhibits and schedules attached hereto, constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede any and all prior understandings or agreements relating to the subject matter hereof and thereof.

Section 7.13

Section Headings.  The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.14

Further Assurances.  From time to time at the request of Nexus, and without further consideration, each Majority Stockholder shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to effect the matters contemplated by this Agreement.

Section 7.15

Public Announcements.  Each Majority Stockholder will consult with Nexus before issuing, and provide Nexus with the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the Purchase Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process.

Section 7.17

Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the day and date first above written.

NEXUS ASSET ACQUISITION CO.

By:
Name:	Frank Vidrik
Title:	President and CEO

MAJORITY STOCKHOLDERS:

By:
Name:	John K. Baldwin

By:
Name:	Harry M. Neer

By:
Name:	Larry K. Hinson

By:
Name:	Eric H. Kolstad